UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 2, 2007
(April 2, 2007)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On April 2, 2007, a subsidiary of Beacon Roofing Supply, Inc. (the “Company”) closed on the previously reported Securities Purchase Agreement with the stockholders of privately-held North Coast Commercial Roofing Systems, Inc. and certain of its subsidiaries and affiliates (together “North Coast”) to acquire all of North Coast’s stock. North Coast is a leading Midwest distributor of commercial roofing and related accessories headquartered in Twinsburg, Ohio. Pursuant to the provisions of Form 8-K and Regulation S-X, no historical or pro forma financial information is required to be included with respect to the acquired business. A copy of the press release announcing the completion of the previously announced acquisition is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 2, 2007, issued by Beacon Roofing Supply, Inc., captioned “Beacon Roofing Supply Completes North Coast Acquisition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	April 3, 2007	By:	/s/ David R. Grace
David R. Grace
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated April 2, 2007, issued by Beacon Roofing Supply, Inc., captioned “Beacon Roofing Supply Completes North Coast Acquisition.”